Exhibit 99.1

Baxano Surgical, Inc. Reports Operating Results for the First Quarter of 2014,

Issues Second Quarter 2014 Guidance

– First quarter revenue was $4.4 million –

– Net loss per share was $0.19 for the quarter –

– Avance™ MIS Pedicle Screw System receives FDA clearance–

– $10 million financing completed–

RALEIGH, NC – (GLOBE NEWSWIRE) — May 8, 2014 — Baxano Surgical, Inc. (NASDAQ: BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced its financial results for the first quarter ended March 31, 2014. On May 31, 2013, we consummated our acquisition of Baxano, Inc. Our consolidated statements of operations reflect the Baxano, Inc. results, including the iO-Flex® and iO-Tome® products, from May 31, 2013.

Revenue was $4.4 million in the first quarter of 2014, representing a 42.4% increase from revenue of $3.1 million in the first quarter of 2013. Domestic revenue was $4.3 million in the first quarter of 2014, compared to $2.6 million in the first quarter of 2013 and international revenue was $0.1 million in the first quarter of 2014, compared to $0.5 million in the first quarter of 2013. Revenue contributed in the first quarter of 2014 by the Baxano, Inc. products, which were acquired on May 31, 2013, was $2.5 million.

"We have evaluated our sales force effectiveness over the past two quarters and, based on our analysis, are implementing a revised sales force strategy. While our revenue this quarter came in slightly below our expectations, we are confident that this revised strategy will drive us towards sequential revenue growth and reduce operating expenses," commented Ken Reali, President and CEO of Baxano Surgical. "We believe the recently cleared Avance MIS Pedicle Screw System is another strong addition to our differentiated portfolio of products focused on MIS degenerative lumbar spine.”

Gross margin was 71.4% in the first quarter of 2014 as compared to 66.7% in the first quarter of 2013. The increase in gross margin reflects lower overall product costs in the first quarter of 2014 due to increased volumes and product mix. Net loss was $9.1 million in the first quarter of 2014, compared to a net loss of $7.1 million in the first quarter of 2013. Net loss per common share was $0.19 in the first quarter of 2014 compared to a net loss per share of $0.26 in the first quarter of 2013.

Excluding special items, net loss in the first quarter of 2014 was $9.1 million, or $0.19 per common share, compared to net loss, excluding special items, of $5.7 million, or $0.21 per common share in the first quarter of 2013. Special items of $1.4 million in the first quarter of 2013 consisted of merger and integration expenses of $1.3 million and expenses for the settlement with the U.S. government related to the 2011 Office of Inspector General subpoena. For additional information, see the “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.

Subsequent Events

On April 10, 2014, Baxano Surgical, Inc. announced that it has received U.S. Food and Drug Administration 510(k) clearance (k133743) of its Avance™ MIS Pedicle Screw System, which may be used as an adjunct to fusion in numerous degenerative and complex spinal pathologies. The innovative design of Avance provides a quick and easy-to-use, percutaneous pedicle screw system that addresses single, complex and multi-level spinal pathologies with minimal tissue disruption and trauma. The Avance system will be in limited market release in the second and third quarter of 2014 and is planned for full launch in the fourth quarter of 2014.

On April 22, 2014 Baxano Surgical announced the closing of a private placement of approximately $10 million aggregate principal amount of subordinated convertible debentures and warrants to purchase 9,428,000 shares of common stock to entities affiliated with two institutional investors.

Baxano Surgical Outlook

For the second quarter ending June 30, 2014, the Company expects total revenue in the range of $4.4 - $4.8 million.

Conference Call

Baxano Surgical will host a conference call today at 4:30 pm Eastern time to discuss its first quarter financial results. To listen to the conference call on your telephone, please dial (877) 312-8823 for domestic callers and (253) 237-1182 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.Baxanosurgical.com/events.cfm.

Exhibit 99.1

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses non-GAAP measures of certain components of financial performance, including net loss, net loss per common share and a pro forma consolidated statement of operations, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to reflect the Baxano, Inc. acquisition as if it had occurred at the beginning of 2013 and to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. Pro forma adjustments include amortization of intangibles, interest costs associated with Baxano, Inc. preferred stock and convertible debt, and elimination of intercompany general and administrative expenses. “Special items” consist of merger and integration expenses related to the merger with Baxano, Inc. and charges related to the settlement with the U.S. Department of Justice, including related legal fees. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing non-GAAP measures that adjust for the combined historical results of the Company and Baxano, Inc. and for significant non-recurring expenses allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measures.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, iO-Flex®, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures, iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures and Avance™, a MIS pedicle screw system used in lumbar spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, our ability to raise additional capital, our ability to comply with our settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, the risks inherent in operating in foreign jurisdictions, stockholder class action lawsuits, the Company's ability to achieve revenue targets set forth it its credit facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical's expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical Inc.

Tim Shannon, Chief Financial Officer

919-926-8762

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue	$4,412	$3,099
Cost of revenue	1,263	1,031
Gross profit	3,149	2,068
Operating expenses:
Research and development	1,987	1,285
Sales and marketing	7,274	4,927
General and administrative	2,548	1,550
Merger and integration expenses	19	1,313
Charges related to U.S. Government settlement	-	91
Total operating expenses	11,828	9,166
Operating loss	(8,679)	(7,098)

Non-operating items:
Interest expense	(376)	-
Loss on fair value of common stock warrants	(52)	-
Other expense, net	(2)	(2)
Net loss	$(9,109)	$(7,100)

Other comprehensive loss:
Foreign currency translation adjustments	(1)	(1)
Comprehensive loss	$(9,110)	$(7,101)

Net loss per common share - basic and diluted	$(0.19)	$(0.26)

Weighted average common shares outstanding - basic and diluted	47,058	27,317

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$1,456	$8,540
Restricted cash	569	610
Accounts receivable, net	3,787	4,699
Inventory	7,457	7,037
Prepaid expenses and other assets	503	475
Total current assets	13,772	21,361
Property and equipment, net	2,713	3,047
Goodwill	8,463	8,463
Intangible assets, net	15,215	15,530
Other long-term assets	748	577
Total assets	$40,911	$48,978

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt, net	$1,242	$563
Accounts payable	3,493	3,693
Accrued expenses related to U.S. Government settlement	2,750	2,736
Accrued expenses	3,233	3,593
Total current liabilities	10,718	10,585
Long-term debt, net	5,665	6,268
Common stock warrant liability	580	528
Other noncurrent liabilities	1,453	2,150

Stockholders' equity
Common stock	5	5
Additional paid-in capital	202,418	200,260
Accumulated other comprehensive income	14	15
Accumulated deficit	(179,942)	(170,833)
Total stockholders' equity	22,495	29,447
Total liabilities and stockholders' equity	$40,911	$48,978

Exhibit 99.1

Baxano Surgical, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,109)	$(7,100)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	818	359
Stock-based compensation	385	317
Provision (reversal of provision) for bad debts	(5)	11
Loss on fair value of common stock warrants	52	-
Amortization of debt discount and deferred financing fees	115	-
Loss on sale of fixed assets	4	-
Changes in operating assets and liabilities:
Decrease in accounts receivable	917	259
Increase in inventory	(420)	(36)
Increase in prepaid expenses	(28)	(263)
Increase (decrease) in accounts payable and accrued expenses	(811)	481
Decrease in accrued expenses related to U.S. Government settlement	(683)	(433)
Net cash used in operating activities	(8,765)	(6,405)
Cash flows from investing activities:
Purchases of property and equipment	(173)	(396)
Restricted cash classification	41	(62)
Net cash used in investing activities	(132)	(458)
Cash flows from financing activities:
Net proceeds from issuance of common stock	1,814	-
Proceeds from employee stock plans	-	9
Net cash provided by financing activities	1,814	9

Effect of exchange rate changes on cash and cash equivalents	(1)	(1)
Net decrease in cash and cash equivalents	(7,084)	(6,855)
Cash and cash equivalents, beginning of period	8,540	21,541
Cash and cash equivalents, end of period	$1,456	$14,686

Exhibit 99.1

Baxano Surgical, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31, 2013 As Reported	Baxano, Inc. Results for the Three Months Ended March 31, 2013 (1)	Pro Forma Adjustments (2)	Three Months Ended March 31, 2013 Pro Forma

Revenue	$3,099	$2,953	$-	$6,052
Cost of revenue	1,031	1,028	15	2,074
Gross profit	2,068	1,925	(15)	3,978

Operating expenses:
Research and development	1,285	907	3	2,195
Sales and marketing	4,927	3,660	3	8,590
General and administrative	1,550	625	252	2,427
Merger and integration expenses	1,313	893	(893)	1,313
Charges related to U.S. Government settlement	91	-	-	91
Total operating expenses	9,166	6085	(635)	14,616

Operating loss	(7,098)	(4,160)	620	(10,638)
Non-operating items, net	(2)	(412)	412	(2)
Net loss	$(7,100)	$(4,572)	$1,032	$(10,640)

Net loss per common share - basic and diluted	$(0.26)			$(0.24)

Weighted average common shares outstanding - basic and diluted (3)	27,317			45,168

(1) includes the results of operations for Baxano, Inc. for January through March 2013. The Merger was effective on May 31, 2013.

(2) pro forma adjustments reflect the amortization of intangible assets and depreciation on the fair value of the fixed assets acquired in the merger less the elimination of interest on Baxano, Inc. debt assumed by Baxano Surgical, Inc., as if the merger occurred at the beginning of the period presented

(3) weighted average common shares outstanding have been adjusted for merger related shares as if issued at the beginning of the period presented.

Exhibit 99.1

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
GAAP net loss	$(9,109)	$(7,100)
Special items:
Merger and integration expenses	19	1,313
Charges related to U.S. Government settlement	-	91
Net loss excluding special items	$(9,090)	$(5,696)

GAAP net loss per share	$(0.19)	$(0.26)
Special items:
Merger and integration expenses	-	0.05
Charges related to U.S. Government settlement	-	-
Net loss excluding special items	$(0.19)	$(0.21)

Shares used in computing GAAP and non-GAAP loss per share	47,058	27,317

Reconciliation of Pro Forma Financial Information to Non-GAAP Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Pro forma net loss	$(9,109)	$(10,640)
Special items:
Merger and integration expenses	19	1,313
Charges related to U.S. Government settlement	-	91
Pro forma net loss excluding special items	$(9,090)	$(9,236)

Pro forma net loss per share	$(0.19)	$(0.24)
Special items:
Merger and integration expenses	-	0.03
Charges related to U.S. Government settlement	-	-
Pro forma net loss excluding special items	$(0.19)	$(0.21)

Shares used in computing pro forma and pro forma non-GAAP loss per share	47,058	45,168